Exhibit 99.1

NEWS RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:
Sophia Hong	Rick Muscha
Lattice Semiconductor Corporation	Lattice Semiconductor Corporation
503-268-8786	408-826-6000
Sophia.Hong@latticesemi.com	Rick.Muscha@latticesemi.com

Lattice Announces CFO Transition

HILLSBORO, Ore. – October 11, 2024 – Lattice Semiconductor Corporation (Nasdaq: LSCC), the low power programmable leader, today announced the resignation of its Chief Financial Officer (CFO), Sherri Luther, effective immediately, to pursue a new opportunity. Lattice Corporate Vice President, Corporate Controller Tonya Stevens was appointed interim CFO, to facilitate a seamless transition while the Board conducts a search to identify a new CFO.

Stevens has more than 30 years of corporate finance experience, including over 5 years at Lattice. While at Lattice, she has led key strategic transformations that helped the company optimize its operations and strengthen its financial foundation. Prior to Lattice, Stevens held finance leadership roles at a variety of companies, including Intel, and PwC. She is a Certified Public Accountant (CPA) and holds a bachelor’s degree in accounting and business management from the University of Oregon.

Ford Tamer, CEO, Lattice Semiconductor, said, “I have tremendous confidence in the Lattice team to drive our next phase of growth by building on our strong customer momentum and seizing untapped opportunities for our differentiated FPGA solutions.” He added that, “We thank Sherri for her contributions to Lattice over the past six years and building a strong team. We look forward to working with Tonya to continue executing our strategic vision for the company.”

“I'm grateful for my time at Lattice and proud of all we've accomplished to create a strong foundation for the company. In the short time I have worked with Ford, I have been extremely impressed with his strategic insight and operational knowledge. I leave with confidence knowing the company is led by a strong team and is positioned to achieve great success over the coming years,” said Sherri Luther.

Along with this announcement, the company is reaffirming the guidance it provided on July 29, 2024, and will report its financial results on Nov. 4, 2024.

Forward-Looking Statements Notice:

Statements in this press release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” “will,” “would,” “should,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements relating to executing our strategic vision, growth, momentum, and untapped opportunities. A number of important factors could cause actual results to differ materially from our expectations and actual results are subject to risks and uncertainties that relate more broadly to our overall business, including those described in Item 1A in Lattice’s most recent Annual Report on Form 10-K and as may be supplemented from time-to-time in Lattice’s other filings with the Securities and Exchange Commission, all of which are expressly incorporated herein by reference.

About Lattice Semiconductor

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing Communications, Computing, Industrial, Automotive, and Consumer markets. Our technology, long-standing relationships, and commitment to world-class support let our customers quickly and easily unleash their innovation to create a smart, secure, and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, or Weibo.

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Lattice Semiconductor Corporation, Lattice Semiconductor (& design), and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries. The use of the word “partner” does not imply a legal partnership between Lattice and any other entity.

GENERAL NOTICE: Other product names used in this publication are for identification purposes only and may be trademarks of their respective holders.